EXECUTION VERSION WEIL:\98220939\8\35899.0612 ═══════════════════════════════════════ $1,000,000,000 TERM LOAN AGREEMENT Dated as of November 22, 2021 among FMC CORPORATION, as Borrower, THE LENDERS PARTY HERETO and CITIBANK, N.A., as Administrative Agent, * * * CITIBANK, N.A., BOFA SECURITIES, INC., BNP PARIBAS, COBANK, ACB, SUMITOMO MITSUI BANKING CORPORATION, TD SECURITIES (USA) LLC, TRUIST SECURITIES, INC., and U.S. Bank National Association, as Joint Lead Arrangers and BANK OF AMERICA, N.A., BNP PARIBAS, COBANK, ACB, SUMITOMO MITSUI BANKING CORPORATION, TD BANK, N.A., TRUIST BANK, and U.S. Bank National Association, as Syndication Agents ═══════════════════════════════════════

TABLE OF CONTENTS Page i WEIL:\98220939\8\35899.0612 ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ........................................................... 1 SECTION 1.01 Certain Defined Terms ........................................................................... 1 SECTION 1.02 Computation of Time Periods .............................................................. 27 SECTION 1.03 Accounting Terms and Principles ........................................................ 27 SECTION 1.04 Certain Terms ....................................................................................... 28 SECTION 1.05 Divisions .............................................................................................. 28 ARTICLE II AMOUNTS AND TERMS OF THE LOANS ........................................................... 29 SECTION 2.01 The Loans ............................................................................................. 29 SECTION 2.02 [Intentionally Deleted] ......................................................................... 29 SECTION 2.03 [Intentionally Deleted] ......................................................................... 29 SECTION 2.04 [Intentionally Deleted] ......................................................................... 29 SECTION 2.05 Fees ...................................................................................................... 29 SECTION 2.06 Termination and Reductions of the Commitments .............................. 29 SECTION 2.07 Repayment ........................................................................................... 30 SECTION 2.08 Interest .................................................................................................. 30 SECTION 2.09 Interest Rate Determinations ................................................................ 31 SECTION 2.10 Prepayments ......................................................................................... 31 SECTION 2.11 Payments and Computations ................................................................ 31 SECTION 2.12 Taxes .................................................................................................... 33 SECTION 2.13 Sharing of Payments, Etc ..................................................................... 37 SECTION 2.14 Conversion or Continuation of Loans .................................................. 37 SECTION 2.15 [Intentionally Deleted] ......................................................................... 38 SECTION 2.16 Defaulting Lender ................................................................................ 38 SECTION 2.17 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ............................................................................................ 40 SECTION 2.18 Benchmark Replacement Setting ......................................................... 40 ARTICLE III MAKING THE LOANS ........................................................................................... 43 SECTION 3.01 Making the Loans................................................................................. 43 SECTION 3.02 [Intentionally Deleted] ......................................................................... 44 SECTION 3.03 [Intentionally Deleted] ......................................................................... 44 SECTION 3.04 [Intentionally Deleted] ......................................................................... 44

TABLE OF CONTENTS (continued) Page ii WEIL:\98220939\8\35899.0612 SECTION 3.05 Increased Costs .................................................................................... 44 SECTION 3.06 Illegality ............................................................................................... 46 SECTION 3.07 Reasonable Efforts to Mitigate ............................................................ 47 SECTION 3.08 Right to Replace Affected Person or Lender ....................................... 47 SECTION 3.09 Use of Proceeds .................................................................................... 47 ARTICLE IV CONDITIONS OF LENDING ................................................................................. 47 SECTION 4.01 Conditions Precedent to Effective Date ............................................... 47 SECTION 4.02 Conditions Precedent to Closing Date ................................................. 47 ARTICLE V REPRESENTATIONS AND WARRANTIES .......................................................... 49 SECTION 5.01 Corporate Existence; Compliance with Law ........................................ 49 SECTION 5.02 Corporate Power; Authorization; Enforceable Obligations ................. 50 SECTION 5.03 Financial Statements ............................................................................ 51 SECTION 5.04 Material Adverse Change ..................................................................... 51 SECTION 5.05 Litigation .............................................................................................. 51 SECTION 5.06 Taxes .................................................................................................... 51 SECTION 5.07 Full Disclosure ..................................................................................... 51 SECTION 5.08 Investment Company Act ..................................................................... 51 SECTION 5.09 ERISA .................................................................................................. 52 SECTION 5.10 Environmental Matters ......................................................................... 52 SECTION 5.11 Ownership of Properties; Liens ............................................................ 53 SECTION 5.12 Sanctions .............................................................................................. 53 SECTION 5.13 Anti-Corruption Laws; Anti-Money Laundering Laws ....................... 53 SECTION 5.14 Solvency ............................................................................................... 54 ARTICLE VI COVENANTS OF THE COMPANY ...................................................................... 54 SECTION 6.01 Financial Covenants ............................................................................. 54 SECTION 6.02 Reporting Covenants ............................................................................ 54 SECTION 6.03 Affirmative Covenants ......................................................................... 57 SECTION 6.04 Negative Covenants ............................................................................. 58 ARTICLE VII EVENTS OF DEFAULT ........................................................................................ 61 SECTION 7.01 Events of Default ................................................................................. 61 ARTICLE VIII THE ADMINISTRATIVE AGENT ...................................................................... 63

TABLE OF CONTENTS
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SECTION 8.01	Authorization and Action	63
SECTION 8.02	Reliance, Etc	63
SECTION 8.03	The Agents and their Affiliates as Lenders	64
SECTION 8.04	Lender Credit Decision	64
SECTION 8.05	Indemnification	64
SECTION 8.06	Successor Administrative Agent	64
SECTION 8.07	No Other Duties, Etc	65
SECTION 8.08	Incorrect Payment	65
ARTICLE IX MISCELLANEOUS		67
SECTION 9.01	Amendments, Etc	67
SECTION 9.02	Notices, Etc	68
SECTION 9.03	No Waiver; Remedies	71
SECTION 9.04	Costs and Expenses	71
SECTION 9.05	Rights of Set-off; Payments Set Aside	72
SECTION 9.06	Binding Effect	73
SECTION 9.07	Assignments and Participations	73
SECTION 9.08	[Intentionally Deleted]	78
SECTION 9.09	Governing Law	78
SECTION 9.10	Execution in Counterparts	78
SECTION 9.11	Confidentiality	78
SECTION 9.12	Submission to Jurisdiction; Service of Process	79
SECTION 9.13	WAIVER OF JURY TRIAL	79
SECTION 9.14	USA PATRIOT Act	80
SECTION 9.15	Entire Agreement	80
SECTION 9.16	No Fiduciary Duty	80
SECTION 9.17	Certain ERISA Matters	80

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iv WEIL:\98220939\8\35899.0612 SCHEDULES AND EXHIBITS SCHEDULES Schedule I - Commitments Schedule II - Material Subsidiaries Schedule 5.02 - Consents Schedule 5.05 - Litigation Schedule 5.10 - Environmental Matters Schedule 6.04(a) - Existing Liens EXHIBITS Exhibit A - Form of Note Exhibit B-1 - Form of Notice of Borrowing Exhibit B-2 - Form of Notice of Conversion or Continuation Exhibit C-1 - Form of Assignment and Acceptance Exhibit C-2 - Form of Participation Agreement Exhibit D - Form of U.S. Tax Compliance Certificate

TERM LOAN AGREEMENT FMC CORPORATION WEIL:\98220939\8\35899.0612 TERM LOAN AGREEMENT TERM LOAN AGREEMENT (this “Agreement”), dated as of November 22, 2021, among FMC CORPORATION, a Delaware corporation (“Borrower”), the lenders listed on the signature pages hereof under the heading “Lenders” (the “Lenders”) and the other Lenders (as defined below) party hereto from time to time, Bank of America, N.A., BNP Paribas, CoBank, ACB, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., Truist Bank, and U.S. Bank National Association, as co-syndication agents (the “Syndication Agents”), and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders hereunder. WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a senior unsecured term loan facility the proceeds of which may be used to refinance certain of the Borrower’s existing Indebtedness and other general corporate purposes; and WHEREAS, the Lenders are willing to make available to the Borrower such senior unsecured term loan facility upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Acceptance” means an Assignment and Acceptance. “Administrative Agent” has the meaning specified in the recital of parties to this Agreement. “Administrative Agent’s Account” means such account as the Administrative Agent shall designate in a notice to the Borrower and the Lenders. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Person” has the meaning specified in Sections 2.12(j), 3.05(e), 3.06 and 3.08. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the

TERM LOAN AGREEMENT FMC CORPORATION 2 WEIL:\98220939\8\35899.0612 management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Agents” means, collectively, the Administrative Agent and the Syndication Agents. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. “Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering, including without limitation the Patriot Act. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Lending Office” means, with respect to each Lender, and for each Type of Loan, such Lender’s Domestic Lending Office in the case of a Base Rate Loan and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan. “Applicable Margin” means, as of any date, the applicable margin set forth under the Eurocurrency Rate or Base Rate column set forth below, as applicable, based upon the Public Debt Rating in effect on such date: PUBLIC DEBT RATING S&P/MOODY’S EUROCURRENCY RATE BASE RATE Level 1 BBB+ / Baa1 or higher 0.8750% 0.000% Level 2 BBB / Baa2 1.000% 0.000% Level 3 BBB- / Baa3 or lower 1.125% 0.125% “Arrangers” means Citibank, BofA Securities, Inc., BNP Paribas, CoBank, ACB, Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC, Truist Securities, Inc., and U.S. Bank National Association, in their respective capacities as joint lead arrangers. “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for

TERM LOAN AGREEMENT FMC CORPORATION 3 WEIL:\98220939\8\35899.0612 determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of: (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its “base rate”; (b) the Federal Funds Rate plus 1/2 of 1%; and (c) Eurocurrency Rate for a one-month period plus 1%; provided, that for purposes of this clause (c), the Eurocurrency Rate shall be based on the Eurocurrency Rate at approximately 11:00 A.M. (London time) on such day of determination, but shall otherwise be calculated in accordance with the definition of “Eurocurrency Rate” (including the interest rate floors set forth therein); provided that the Base Rate shall not be less than zero. “Base Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(i). “Benchmark” means, initially, with respect to any amounts denominated in USD, USD LIBOR; provided, that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a). “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for Dollars that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

TERM LOAN AGREEMENT FMC CORPORATION 4 WEIL:\98220939\8\35899.0612 (i) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (ii) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (iii) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then- current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that, in the case of clause (i), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clauses (i), (ii) or (iii) above would be less than the Floor for the applicable Benchmark, the Benchmark Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (a) for purposes of clauses (i) and (ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (b) for purposes of clause (iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market

TERM LOAN AGREEMENT FMC CORPORATION 5 WEIL:\98220939\8\35899.0612 convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market; provided, that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (c) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be

TERM LOAN AGREEMENT FMC CORPORATION 6 WEIL:\98220939\8\35899.0612 deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), for USD LIBOR the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18. “Beneficial Ownership Certificate” has the meaning specified in Section 4.01(a)(vii).

TERM LOAN AGREEMENT FMC CORPORATION 7 WEIL:\98220939\8\35899.0612 “Beneficial Ownership Regulation” has the meaning specified in Section 4.01(a)(vii). “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” has the meaning specified in the recital of parties to this Agreement. “Borrower’s Accountants” means KPMG LLP or other independent nationally- recognized public accountants acceptable to the Administrative Agent. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01(a). “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Loans, on which dealings are carried on in the London interbank market. “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease, or, after giving effect to FASB ASC Topic 842, as a finance lease, on a balance sheet of such Person prepared in conformity with GAAP. “Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases. “CGMI” means Citigroup Global Markets Inc. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and

TERM LOAN AGREEMENT FMC CORPORATION 8 WEIL:\98220939\8\35899.0612 outstanding Voting Stock of the Borrower or (b) during any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office. “Citibank” means Citibank, N.A., a national banking association, and its successors. “Closing Date” means the date occurring on or before November 30, 2021 on which each of the conditions set forth in Section 4.02 is satisfied (or waived in accordance with Section 9.01) and the Loans are borrowed pursuant to this Agreement. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Commitment” means, as to any Lender, (i) the Dollar amount set forth opposite its name on Schedule I hereto or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 3.08 and 9.07). As of the date hereof, the initial amount of the total Commitment is $1,000,000,000. “Confidential Information” has the meaning set forth in Section 9.11 hereto. “Consolidated” refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP. “Constituent Documents” means, with respect to any Person, (a) the articles of incorporation and/or organization, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock. “Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any greenhouse gas, petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls. “Continuation”, “Continue” and “Continued” each refer to a continuation of Eurocurrency Rate Loans for an additional Interest Period pursuant to Section 2.14. “Contractual Obligation” means, as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

TERM LOAN AGREEMENT FMC CORPORATION 9 WEIL:\98220939\8\35899.0612 “Conversion”, “Convert” and “Converted” each refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.14. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012. “Customary Permitted Liens” means, with respect to any Person, any of the following Liens: (a) Liens for taxes, assessments, governmental charges, claims or levies in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves (in the good faith judgment of the management of the respective Person) have been established; (b) Liens of landlords, liens in favor of utilities and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law or contract which were incurred in the ordinary course of business and (i) which secure amounts not yet due or (ii)(A) which do not in the aggregate materially detract from the value of such property (other than immaterial property) or materially impair the use thereof in the operation of the business of any Person or (B) which Liens (or the amounts secured thereby) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien and with respect to which adequate reserves (in the good faith judgment of the management of the respective Person) have been established; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of trade contracts, bids, tenders, statutory and regulatory obligations, sales, contracts (other than for the repayment of borrowed money), appeal bonds, leases, government contracts or customs bonds and other similar obligations incurred in the ordinary course of business; (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property; (e) encumbrances, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Person; (f) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted at such real property;

TERM LOAN AGREEMENT FMC CORPORATION 10 WEIL:\98220939\8\35899.0612 (g) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business; (h) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default, provided that no cash or property is deposited or delivered to secure any such judgment or award; (i) Liens on property of a Person or a business that are existing at the time such Person or business is acquired pursuant to an acquisition not prohibited by Section 6.04(b), provided that such Liens were not placed on such property in contemplation of the consummation of the acquisition and do not extend to any property other than those of the Person or the business so acquired (and proceeds and products of any of the foregoing); (j) Liens encumbering goods under production and arising from progress or partial payments by the Borrower or any Subsidiary relating to the underlying goods; (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business; (l) Liens under ERISA to the extent the creation thereof would not breach the representation made in Section 5.09 if made immediately after such creation; (m) Liens on any proceeds (including, without limitation, insurance, condemnation and eminent domain proceeds) or products of any property, a lien over which is a Lien permitted by Section 6.04(a); and (n) Liens arising solely by virtue of any statutory or common law provisions relating to (i) banker’s liens, (ii) liens in favor of securities intermediaries and (iii) rights of set off or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries, including Liens arising under Article 24 of the general terms and conditions of any member of the Dutch Bankers' Association or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both. “Default Interest” has the meaning specified in Section 2.08(b).

TERM LOAN AGREEMENT FMC CORPORATION 11 WEIL:\98220939\8\35899.0612 “Defaulting Lender” means at any time, subject to Section 2.16(e), (i) on or prior to the Closing Date, any Lender that has failed to comply with its obligations under this Agreement to make a Loan or pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (each a “Funding Obligation”) within two Business Days of the date such Funding Obligation was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) on or prior to the Closing Date, any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its Funding Obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) any Lender that has defaulted on its funding obligations under any other loan agreements or credit agreements generally, (iv) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company or (vi) any Lender that has, or has a Parent Company that has, become the subject of a Bail-in Action (provided, in each case, that neither the reallocation of Funding Obligations provided for in Section 2.16 as a result of a Lender's being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Notwithstanding anything to the contrary above, any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.16(e)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders. “Disclosure Documents” means the Borrower’s annual report on Form 10-K for December 31, 2020 and any amendments thereto filed by the Borrower with the SEC. “Dollars” and “$” mean lawful money of the United States of America. “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its administrative questionnaire delivered to the Administrative Agent or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia or any entity disregarded for U.S. tax purposes wholly owned by the Borrower or a Domestic Subsidiary.

TERM LOAN AGREEMENT FMC CORPORATION 12 WEIL:\98220939\8\35899.0612 “Early Opt-in Election” means if the then-current Benchmark is USD LIBOR, the occurrence of the following on or after December 31, 2020: (a) with respect to Dollars, a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) in each case, the joint election by the Administrative Agent and the Borrower to trigger a fallback from the applicable then-current Benchmark and the provision by the Administrative Agent of written notice of such election to the Lenders. “EBITDA” means, for any period, net income for such period, plus, without duplication and to the extent deducted from revenues in determining net income for such period, the sum of (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of income and franchise tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) all other non-cash charges and non-cash losses for such period, (e) all Non-Recurring Items for such period and (f) all fees, expenses and charges incurred in connection with or arising as a result of any proposed or actual acquisitions, investments, asset sales or divestitures, minus, without duplication and to the extent added to revenues in determining net income for such period, the sum of (i) all non-recurring non-cash gains during such period, (ii) the amount of cash used during such period to the extent charged against net income in a different period (excluding any item under clause (f) above) and (iii) the amount of cash used during such period relating to a Non-Recurring Item, all as determined on a consolidated basis with respect to the Borrower and its Subsidiaries in accordance with GAAP. For the purposes of calculating EBITDA for any period, if during such period the Borrower or any Subsidiary shall have made an acquisition, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

TERM LOAN AGREEMENT FMC CORPORATION 13 WEIL:\98220939\8\35899.0612 “Effective Date” has the meaning set forth in Section 4.01. “Eligible Assignee” means a Lender and any Affiliate of such Lender or any other Person approved in writing by the Administrative Agent and the Borrower; provided, that none of the following shall be an Eligible Assignee: (i) any natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, (ii) the Borrower or any Affiliates of the Borrower or (iii) any Defaulting Lender. “Environmental Law” means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act. “Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries. “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or is treated as a “single employer” within the meaning of Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means, with respect to any Person, (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during

TERM LOAN AGREEMENT FMC CORPORATION 14 WEIL:\98220939\8\35899.0612 a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under the minimum funding standards of ERISA; (f) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA. “Erroneous Payment” has the meaning specified in Section 8.08(a). “Erroneous Payment Deficiency Assignment” has the meaning specified in Section 8.08(d). “Erroneous Payment Impacted Loan” has the meaning specified in Section 8.08(d). “Erroneous Payment Return Deficiency” has the meaning specified in Section 8.08(d). “Erroneous Payment Subrogation Rights” has the meaning specified in Section 8.08(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in its administrative questionnaire delivered to the Administrative Agent or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Eurocurrency Rate” means for any Interest Period, the rate per annum appearing on the applicable Bloomberg screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, the “Screen Rate”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period; provided, that the Eurocurrency Rate shall not be less than zero; provided, further, that if the applicable Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurocurrency Rate shall be the Interpolated Rate at such time. “Eurocurrency Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(ii).

TERM LOAN AGREEMENT FMC CORPORATION 15 WEIL:\98220939\8\35899.0612 “Eurocurrency Rate Reserve Percentage” of any Lender for any Interest Period for any Eurocurrency Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period. “Events of Default” has the meaning specified in Section 7.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.08) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any withholding Taxes imposed under FATCA. “Facility” means the Commitments and the provisions herein relating to the Loans. “Farm Credit System” means a federally chartered network of borrower-owned lending institutions comprised of cooperatives and related service organizations regulated by the Farm Credit Administration. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FDIC” means the Federal Deposit Insurance Corporation or any successor. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve

TERM LOAN AGREEMENT FMC CORPORATION 16 WEIL:\98220939\8\35899.0612 Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that the Federal Funds Rate shall not be less than zero. “Fee Letter” means that certain Fee Letter in respect of the Facility, dated as of October 22, 2021, between the Borrower and CGMI. “Financial Covenant Debt” of any Person means Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness”; provided, however, that in the case of clause (c), such obligations shall be included in this definition of Financial Covenant Debt only to the extent such obligations are in respect of unreimbursed drawings under letters of credit. “Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31. “Fiscal Year” means the twelve month period ending on December 31. “Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark. “FMC’s Business” means the business of developing, manufacturing and/or selling, and providing research and development, marketing and/or other services and support for, chemical-based and formulated products and related organic and inorganic materials and any business reasonably related, incidental, complementary or ancillary thereto. “Foreign Credit Line” means a credit facility or similar credit arrangement (including any arrangement in connection with vendor financing) made available by a financial institution to Foreign Subsidiaries or their customers, as applicable. “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, except that, with respect to the determination of compliance by the Borrower with the covenant set forth in Section 6.01, “GAAP” shall mean such principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Borrower referred to in Section 5.03. “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, including any

TERM LOAN AGREEMENT FMC CORPORATION 17 WEIL:\98220939\8\35899.0612 central bank and any supra-national bodies (such as the European Union or the European Central Bank). “Granting Lender” has the meaning specified in Section 9.07(a). “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments outside of the ordinary course of business, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported. “Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices. “Indebtedness” of any Person means, as of any date of determination, without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds (other than surety and performance bonds, which are covered in clause (c) below), debentures or similar instruments or that bear interest, (c) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person

TERM LOAN AGREEMENT FMC CORPORATION 18 WEIL:\98220939\8\35899.0612 and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all net obligations payable by such Person in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. “Indemnified Party” has the meaning specified in Section 9.04(b). “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the ratio of EBITDA for such period to Net Consolidated Interest Expense for such period. “Interest Income” means, for the Borrower and its Subsidiaries on a Consolidated basis for any period, total interest income for such period on a Consolidated basis in conformity with GAAP. “Interest Period” means, with respect to each Eurocurrency Rate Loan, the period commencing on the date of such Eurocurrency Rate Loan and ending one, three or six (or, if requested by the Borrower and acceptable to each of the Lenders, twelve) calendar months thereafter, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that: (i) the Borrower may not select any Interest Period that ends after the Maturity Date; (ii) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided in the case of any Interest Period for a Eurocurrency Rate Loan, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

TERM LOAN AGREEMENT FMC CORPORATION 19 WEIL:\98220939\8\35899.0612 “Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period that exceeds the Impacted Interest Period, in each case, at such time; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any security issued by, (ii) a beneficial interest in any security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in such Lender or its Parent Company by any Governmental Authority.

TERM LOAN AGREEMENT FMC CORPORATION 20 WEIL:\98220939\8\35899.0612 “Lenders” means the Lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07. “Leverage Ratio” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date, the ratio of (a) Financial Covenant Debt as of such date minus the aggregate amount of unrestricted cash and cash equivalents (as each such term is defined in accordance with GAAP) of the Borrower and its Subsidiaries as of such date in excess of $150,000,000 (it being understood and agreed that any proceeds of any issuance by the Borrower and its Subsidiaries of unsecured debt securities, other debt securities or borrowing of term loans, in each case, in connection with financing an acquisition, investment, refinancing or other transaction (to the extent such proceeds are held or placed into escrow prior to being applied to consummate such transaction) shall be deemed to be unrestricted for purposes of this definition) to (b) EBITDA for the last four Fiscal Quarters ending on or before such date. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), intellectual property license, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor. “Loan Documents” means this Agreement, the Notes and each certificate, agreement or document executed by the Borrower and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing. “Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement. “Local Time” means New York City time. “Margin Regulations” means, collectively, Regulations T, U and X, as from time to time in effect, and any regulation replacing the same, of the Board of Governors of the Federal Reserve System, or any successor thereto. “Material Adverse Change” means a material adverse change in any of (a) the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the ability of the Borrower to repay the Obligations or to perform their respective obligations under the Loan Documents or (d) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. “Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change. “Material Subsidiary” means (i) any Subsidiary of the Borrower that is a borrower under any of the Borrower’s existing indebtedness and (ii) any Subsidiary of the

TERM LOAN AGREEMENT FMC CORPORATION 21 WEIL:\98220939\8\35899.0612 Borrower from time to time in which the Borrower has an Investment, direct or indirect, of at least $50,000,000 (excluding Investments by such Subsidiary in other Subsidiaries in the form of Stock or Stock Equivalents), which Subsidiaries on the Effective Date are listed on Schedule II hereto. “Maturity Date” means the date that is the three year anniversary of the Closing Date (or if such day is not a Business Day, the next preceding Business Day) or, if earlier, the date of termination in whole of the Commitments pursuant to the first sentence of Section 2.06 or pursuant to Section 7.01. “Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its business. “Multiemployer Plan” of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and which is a defined benefit plan, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions. “Multiple Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated. “Net Consolidated Interest Expense” means, for any period, Consolidated interest expense for such period less the sum of (x) amortization of debt discount and premium for such period and (y) Interest Income for such period. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender. “Non-Recurring Items” means, to the extent reflected in the determination of net income for any period, provisions for restructuring, discontinued operations, special reserves or other similar charges, including write-downs or write-offs of assets (other than write-downs resulting from foreign currency translations). “Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower. “Notice of Borrowing” has the meaning specified in Section 3.01(a). “Obligations” means (a) principal of and interest on the Loans made by each Lender to, and the Notes held by each Lender of, the Borrower, (b) all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement

TERM LOAN AGREEMENT FMC CORPORATION 22 WEIL:\98220939\8\35899.0612 pursuant hereto and under the Notes and (c) any Erroneous Payment Subrogation Rights, in each case strictly in accordance with the terms hereof. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08). “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, that is the direct or indirect parent of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Stock of such Lender. “Participant Register” has the meaning specified in Section 9.07(f). “Participation Agreement” means a loan participation agreement in substantially the form of Exhibit C-2 hereto. “Patriot Act” has the meaning specified in Section 9.14. “Payment Recipient” has the meaning specified in Section 8.08(a). “PBGC” means the Pension Benefit Guaranty Corporation or any successor. “Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” has the meaning specified in Section 9.02(c)(ii).

TERM LOAN AGREEMENT FMC CORPORATION 23 WEIL:\98220939\8\35899.0612 “property” or “properties” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. “Public Debt Rating” means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of long-term senior unsecured, non-credit enhanced debt issued by the Borrower. For purposes of the foregoing: (a) if no Public Debt Rating shall be available from either S&P or Moody’s, the Applicable Margin will be set in accordance with Level 3 under the definition of “Applicable Margin”; (b) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (c) for purposes of the definition of “Applicable Margin”, in the event the Borrower receives, at any time, (a) Public Debt Ratings that are one ratings grade apart, for purposes of determining a rating level defined by an “or”, the applicable rating to determine the rates or margins above shall be the higher of such Public Debt Ratings, or (b) Public Debt Ratings that are equal to or greater than two ratings grades apart, the applicable Public Debt Rating to determine the rates or margins above shall be the Public Debt Rating that is one grade higher than the lowest Public Debt Rating of the Public Debt Ratings obtained for that period of determination; and (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change. “Quarterly Dates” means the first Business Day of each April, July, October and January, commencing on the first such date to occur after the Effective Date. “Receivable” means a right to receive payment arising from the sale or lease of goods or services by a Person to another Person. “Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may directly or indirectly sell, convey or otherwise transfer Receivables to another Person, or may grant a security interest in, any Receivables of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, proceeds of such Receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables. “Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means, if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting.

TERM LOAN AGREEMENT FMC CORPORATION 24 WEIL:\98220939\8\35899.0612 “Register” has the meaning specified in Section 9.07(d). “Related Party” has the meaning set forth in Section 9.04(b). “Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care. “Required Lenders” means, at any time (a) if there are Loans outstanding, Lenders holding Loans representing more than 50% of the aggregate amount of all Loans at such time or (b) if there are no Loans outstanding, Lenders holding more than 50% of the sum of the aggregate amount of the Commitments; provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments. “Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., or any successor by merger or consolidation to its business. “Sanctioned Country” means a country or territory that is subject or the target of a sanctions program administered or enforced by OFAC, the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. “Sanctioned Person” means a Person that is the target of Sanctions, including (A) an agency of the government of a Sanctioned Country, (B) an organization owned or controlled by a Sanctioned Country, (C) a Person located, organized or resident in a Sanctioned Country, to the extent the target of Sanctions, or (D) any Person listed in any Sanctions-related list of

TERM LOAN AGREEMENT FMC CORPORATION 25 WEIL:\98220939\8\35899.0612 designated Persons maintained by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council, or any Person owned 50 percent or more directly or indirectly by any such Person or Persons. “Sanctions” means economic sanctions administered or enforced by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. “Screen Rate” has the meaning specified in the definition of “Eurocurrency Rate”. “SEC” means the United States Securities and Exchange Commission. “Single Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” means with respect to the Borrower and its Subsidiaries, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SPC” has the meaning specified in Section 9.07(a). “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other

TERM LOAN AGREEMENT FMC CORPORATION 26 WEIL:\98220939\8\35899.0612 equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting. “Stock Equivalent” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable. “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. “Syndication Agent” means Bank of America, N.A., BNP Paribas, CoBank, ACB, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., Truist Bank, and U.S. Bank National Association, as Syndication Agents. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Type” means a Base Rate Loan or a Eurocurrency Rate Loan. “UCC” means the Uniform Commercial Code in effect in the State of New York. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

TERM LOAN AGREEMENT FMC CORPORATION 27 WEIL:\98220939\8\35899.0612 “USD LIBOR” means the London interbank offered rate for Dollars, including the LIBOR Screen Rate (as applicable). “Voting Stock” means capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person 100% of the Voting Stock of which (other than directors’ qualifying shares or other shares held to satisfy legal or regulatory requirements) are directly or indirectly owned by such Person, or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person. “Withdrawal Liability” has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including.” SECTION 1.03 Accounting Terms and Principles. (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Section 6.01) shall, unless expressly otherwise provided herein, be made in conformity with GAAP. (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.02(a) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower’s Accountants and

TERM LOAN AGREEMENT FMC CORPORATION 28 WEIL:\98220939\8\35899.0612 results in a change in any of the calculations required by Article V (Representations and Warranties) or Section 6.01 had such accounting change not occurred, for purposes of the calculation of such covenants and the definitions related thereto, such calculation shall be made using GAAP as used by the Borrower in its December 31, 2020 financial statements. (c) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed and all computations of amounts and ratios referred to in Article VI (Covenants of the Company) shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary of the Borrower at “fair value”. SECTION 1.04 Certain Terms. (a) The terms “herein,” “hereof” and “hereunder” and similar terms refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause. (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Required Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified. (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative. (e) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods. (f) The terms “Lender” and “Administrative Agent” include, without limitation, their respective successors. SECTION 1.05 Divisions. For all purposes under the Loan Documents (including Section 6.04), in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

TERM LOAN AGREEMENT FMC CORPORATION 29 WEIL:\98220939\8\35899.0612 ARTICLE II AMOUNTS AND TERMS OF THE LOANS SECTION 2.01 The Loans. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans on the Closing Date to the Borrower in an amount equal to such Lender’s Commitment in effect immediately prior to making such Loan. All Loans shall be denominated in Dollars. (b) Each Borrowing shall be in an aggregate amount of not less than $1,000,000 and integral multiples of $500,000 in excess thereof. (c) Each Borrowing shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. (d) Any amount borrowed under Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. SECTION 2.02 [Intentionally Deleted]. SECTION 2.03 [Intentionally Deleted]. SECTION 2.04 [Intentionally Deleted]. SECTION 2.05 Fees. (a) Fees. The Borrower agrees to pay to the Administrative Agent such fees as from time to time may be separately agreed between the Borrower and the Administrative Agent, including as set forth in the Fee Letter. SECTION 2.06 Termination and Reductions of the Commitments. (a) Optional Termination and Reduction of the Commitments. The Borrower shall have the right at any time prior to the Closing Date, upon written notice to the Administrative Agent, to terminate in whole or reduce ratably in part the respective Commitments of the Lenders, provided each partial reduction shall be in an aggregate amount of at least $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Any termination or reduction of the Commitments pursuant to this Section 2.06 shall be permanent. (b) Mandatory Termination and Reduction of the Commitments. All undrawn Commitments then outstanding shall terminate immediately and without any further action on the Closing Date (after giving effect to the funding of the Loans on the Closing Date). Any termination or reduction of the Commitments pursuant to this Section 2.06 shall be permanent.

TERM LOAN AGREEMENT FMC CORPORATION 30 WEIL:\98220939\8\35899.0612 The Borrower shall deliver prompt written notice of any mandatory termination or reduction of the Commitments. SECTION 2.07 Repayment. (a) Subject to Section 2.16(a), the Borrower shall repay to the Administrative Agent for the account of each Lender the outstanding Loans made to the Borrower, on the Maturity Date, 100% of principal amount of the Loans outstanding on the Maturity Date. (b) If any Lender is a Defaulting Lender, such Defaulting Lender shall be deemed to have assigned any and all payments in respect of the Obligations due to it from or for the benefit of the Borrower pursuant to this Section 2.07 to the Non-Defaulting Lenders for application to, and reduction of, their ratable portion of all Obligations until such Non-Defaulting Lenders have been repaid in full. Such Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments in accordance with Section 2.16(a)(ii). This Section 2.07 shall (i) apply and be effective regardless of whether an Event of Default has occurred and is continuing and notwithstanding (1) any other provision of this Agreement to the contrary or (2) any instruction of the Borrower as to its desired application of payments and (ii) not be deemed to relieve or otherwise release the Borrower from any of its Obligations due or owing to any Lender, including a Defaulting Lender. SECTION 2.08 Interest. (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to the Borrower, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum and in each case subject to Section 2.16(a)(ii): (i) Base Rate Loans. If such Loan is a Loan which bears interest at the Base Rate, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable on each Quarterly Date while such Base Rate Loan is outstanding, and on the date such Base Rate Loan shall be paid in full. (ii) Eurocurrency Rate Loans. If such Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period. (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default that has not been waived, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay to the fullest extent permitted by law interest (“Default Interest”) on all outstanding Obligations at the rate then applicable to Base Rate Loans plus two percentage points (2%) per annum; provided, however, that following the acceleration of the Loans and other Obligations pursuant to Section 7.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

TERM LOAN AGREEMENT FMC CORPORATION 31 WEIL:\98220939\8\35899.0612 SECTION 2.09 Interest Rate Determinations. (a) [Intentionally Deleted]. (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i) and (ii). (c) If prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to the definition of “Eurocurrency Rate”, (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding on the Borrower) that adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (ii) the Administrative Agent shall have received notice from the Required Lenders in respect of the relevant facility that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan for such Interest Period, then the Administrative Agent shall promptly notify the Borrower and each Lender of such circumstances, whereupon the right of the Borrower to select Eurocurrency Rate Loans for any requested Borrowing shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Borrower shall not, in turn, before 11:00 A.M. (New York City time) on such date notify the Administrative Agent that a Notice of Borrowing with respect to such Eurocurrency Rate shall be converted to a Base Rate Loan, such Notice of Borrowing shall be deemed to be canceled and of no force or effect, and the Borrower shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in Section 3.01(c). In the event of such a suspension, the Administrative Agent shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurocurrency Rate Loans. SECTION 2.10 Prepayments. (a) The Borrower shall have no right to prepay any principal amount of any Loan other than as provided in subsection (b) below. (b) The Borrower may without premium or penalty, upon at least three Business Days’ prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Loans made to the Borrower comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of any Eurocurrency Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans, the Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon the Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment. SECTION 2.11 Payments and Computations.

TERM LOAN AGREEMENT FMC CORPORATION 32 WEIL:\98220939\8\35899.0612 (a) All payments of principal of and interest on each Loan shall be made in Dollars. (b) (i) All payments of principal of and interest on the Loans and all other amounts whatsoever payable by the Borrower under this Agreement and the Notes shall be made in immediately available funds, without deduction, setoff or counterclaim, to the Administrative Agent’s Account, not later than 11:00 A.M. (New York City time), on the day when due. (ii) The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.12 or 3.05 or as contemplated by Section 2.05(a) or 2.16) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. (iii) Upon its acceptance of an Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or assumed thereby to the Lender assignee. The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. (c) All computations of interest based on the Base Rate (other than if the Base Rate is computed on the basis of the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Base Rate based on the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such

TERM LOAN AGREEMENT FMC CORPORATION 33 WEIL:\98220939\8\35899.0612 amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. (f) [Intentionally Deleted]. (g) If any Lender is a Defaulting Lender, such Defaulting Lender shall be deemed to have assigned any and all payments in respect of the Obligations subject to this Section 2.11 due to it from and for the benefit of the Borrower to the Non-Defaulting Lenders for application to, and reduction of, the Non-Defaulting Lenders’ ratable portion of all Obligations until such Non-Defaulting Lenders have been repaid in full. Each Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments in accordance with Section 2.16(a)(ii). This Section 2.11(g) shall (i) apply at any time such Lender is a Defaulting Lender and be effective regardless of whether an Event of Default has occurred or is continuing and notwithstanding (1) any other provision of this Agreement to the contrary or (2) any instruction of the Borrower as to its desired application of payments and (ii) not be deemed to relieve or otherwise release the Borrower from any of its Obligations due or owing to any Lender, including a Defaulting Lender. SECTION 2.12 Taxes. (a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by Borrower. The Borrower shall indemnify each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided, however, that (i) the Borrower shall not be liable to any Person, as the case may be, for any liability arising from or with respect to Indemnified Taxes, which results from the gross

TERM LOAN AGREEMENT FMC CORPORATION 34 WEIL:\98220939\8\35899.0612 negligence or willful misconduct of such Recipient, (ii) so long as no Event of Default has occurred and is continuing, such Recipient shall use its reasonable best efforts (all at the expense of the Borrower) to cooperate with the Borrower in contesting any Taxes or Other Taxes which the Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) the Borrower shall not be liable to such Recipient for any such liability if such Person fails to make written demand for indemnification therefor within 120 days of receiving notice of the existence of such liability. This indemnification shall be made within 30 days from the date such Recipient makes written demand therefor. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any Person. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

TERM LOAN AGREEMENT FMC CORPORATION 35 WEIL:\98220939\8\35899.0612 (ii) Without limiting the generality of the foregoing, with respect to the Borrower, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such

TERM LOAN AGREEMENT FMC CORPORATION 36 WEIL:\98220939\8\35899.0612 Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of determining withholding taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)(A). (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such

TERM LOAN AGREEMENT FMC CORPORATION 37 WEIL:\98220939\8\35899.0612 indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. (j) If the Borrower is required to pay any Lender any Taxes under Section 2.12(c) or (d), such Lender shall be an “Affected Person”, and the Borrower shall have the rights set forth in Section 3.08 to replace such Affected Person. (k) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 2.13 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than as expressly provided herein) in excess of its ratable share of payments on account of the Loans obtained by all such Lenders, such Lender shall forthwith purchase from such other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. SECTION 2.14 Conversion or Continuation of Loans.

TERM LOAN AGREEMENT FMC CORPORATION 38 WEIL:\98220939\8\35899.0612 (a) The Borrower may elect (i) at any time on any Business Day to Convert Base Rate Loans or any portion thereof to Eurocurrency Rate Loans or (ii) at the end of any applicable Interest Period, to Convert Eurocurrency Rate Loans or any portion thereof into Base Rate Loans or to Continue Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurocurrency Rate Loans Converted or Continued for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Conversion or Continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s pro rata share. Subject to clause (b) below, each such election shall be in substantially the form of Exhibit B-2 (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent (x) in the case of a Continuation or Conversion into Eurocurrency Rate Loans, at least three Business Days’ prior written notice, and (y) in the case of a Conversion into Base Rate Loans, at least one Business Day’s prior written notice, in each case, specifying (A) the amount and Type of Loan being Converted or Continued, (B) in the case of a Conversion to or a Continuation of Eurocurrency Rate Loans, the applicable Interest Period and (C) in the case of a Conversion, the date of Conversion (which date shall be a Business Day and, if a Conversion from Eurocurrency Rate Loans, shall also be the last day of the applicable Interest Period). (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no Conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans, and no Continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the Continuation of, or Conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.09, 3.05 or 3.06. If, within the time period required under the terms of this Section 2.14, the Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing a permitted election to Continue any Eurocurrency Rate Loans for an additional Interest Period or to Convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically Converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable. (c) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, each Eurocurrency Rate Loan shall, upon the expiration of the applicable Interest Period, be automatically Converted to a Base Rate Loan. SECTION 2.15 [Intentionally Deleted]. SECTION 2.16 Defaulting Lender. (a) Reallocation of Defaulting Lender Commitments. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply: (i) in the case of each Defaulting Lender, the ratable portion of such Defaulting Lender’s Commitment and Loans will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such Lender becomes a Defaulting Lender) among the Lenders that are Non-Defaulting Lenders pro rata in accordance with such Non-Defaulting Lenders’ respective Commitments and Loans;

TERM LOAN AGREEMENT FMC CORPORATION 39 WEIL:\98220939\8\35899.0612 provided, that (A) the amount which a Non-Defaulting Lender will be required to advance may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender; and (ii) in the case of each Defaulting Lender, any amount paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated, non-interest bearing account until the termination of the Commitments and payment in full of all the Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement as determined in any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder as a result of such Defaulting Lender’s breach of its obligations under this Agreement as determined in any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement as determined in any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender, fifth after the termination of the Commitments and payment in full of all the Obligations, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. (b) [Intentionally Deleted]. (c) [Intentionally Deleted]. (d) Termination of Defaulting Lender Commitments. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (who will promptly notify the Lenders thereof), and in such event the provisions of Section 2.11 will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender. (e) Cure. If the Borrower and Administrative Agent agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a

TERM LOAN AGREEMENT FMC CORPORATION 40 WEIL:\98220939\8\35899.0612 Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.16(a)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such Lender’s ratable portion to be on a pro rata basis in accordance with their respective Commitment, whereupon such Lender will cease to be a Defaulting Lender and will become a Non-Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. (f) Non-Defaulting Lender. Notwithstanding the foregoing, the occurrence of any Lender becoming a Defaulting Lender shall not relieve any other Lender of its obligations to make such Loan or payment on any date required under this Agreement and no other Lender shall be responsible for the failure of any Defaulting Lender to make any Loan or payment required under this Agreement. SECTION 2.17 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. SECTION 2.18 Benchmark Replacement Setting.

TERM LOAN AGREEMENT FMC CORPORATION 41 WEIL:\98220939\8\35899.0612 (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for Dollars prior to the Reference Time in respect of any setting of a then-current Benchmark for Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (i) or (ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If (i) a Benchmark Replacement Date has occurred for USD LIBOR and the applicable Benchmark Replacement on such Benchmark Replacement Date for USD LIBOR is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR for loans denominated in Dollars and the Borrower requests that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such request from the Borrower, the Administrative Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide the Borrower and Lenders with written notice that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred and the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance with clause (i) of the definition of “Benchmark Replacement” under this Section 2.18(a); provided, however, that if upon such Benchmark Replacement Date the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (i) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such new Benchmark Replacement Date shall be utilized for purposes of this Benchmark Replacement (for avoidance of doubt, for purposes of this proviso, such Benchmark Replacement Adjustment shall be the Benchmark Replacement Adjustment which was established in accordance with the definition of “Benchmark Replacement Adjustment” on the date determined in accordance with the definition of “Benchmark Replacement Date” hereunder) and (ii) such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section titled “Benchmark Replacement Setting” shall apply with respect to such election of the Administrative Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (i) of the definition of “Benchmark

TERM LOAN AGREEMENT FMC CORPORATION 42 WEIL:\98220939\8\35899.0612 Replacement”, including, without limitation, the provisions set forth in clauses (b) and (f) of this Section 2.18. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.18 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.18. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for Dollars, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans in Dollars to be made, converted or continued during any

TERM LOAN AGREEMENT FMC CORPORATION 43 WEIL:\98220939\8\35899.0612 Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, to the extent a component of Base Rate is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of Base Rate. (f) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to USD LIBOR or any other then-current Benchmark or have the same volume or liquidity as did USD LIBOR or any other then-current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.18 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.18. ARTICLE III MAKING THE LOANS SECTION 3.01 Making the Loans. (a) Each Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time) on the third Business Day prior to the date of a Eurocurrency Rate Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a Base Rate Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each notice of a Borrowing (a “Notice of Borrowing”) shall be made in writing by telecopier, electronic mail, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type of Loan comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) in the case of a Borrowing comprised of Eurocurrency Rate Loans, the Interest Period for each such Loan, and (v) the name of the Borrower. Each Lender shall (A) before 11:00 A.M. Local Time on the date of such Borrowing (in the case of a Eurocurrency Rate Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account in same day funds, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV (Conditions of Lending), the Administrative Agent will make such funds available to the Borrower in such manner as the Administrative Agent and the Borrower may agree.

TERM LOAN AGREEMENT FMC CORPORATION 44 WEIL:\98220939\8\35899.0612 (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurocurrency Rate Loans for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000. (c) Subject to Sections 2.09(c) and 3.06, each Notice of Borrowing shall be irrevocable and binding on the Borrower. (d) Unless the Administrative Agent shall have received notice from a Lender prior to the time any Borrowing is required to be made that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that the Borrower retains its rights against such Lender with respect to any damages it may incur as a result of such Lender’s failure to fund, and notwithstanding anything herein to the contrary, in no event shall the Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. (e) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. SECTION 3.02 [Intentionally Deleted]. SECTION 3.03 [Intentionally Deleted]. SECTION 3.04 [Intentionally Deleted]. SECTION 3.05 Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be (x) any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (y) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, or (B) Taxes described in clauses (b) through (d) of the definition of

TERM LOAN AGREEMENT FMC CORPORATION 45 WEIL:\98220939\8\35899.0612 Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 90-day period prior to the date of such demand. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such costs. (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances for such increase in capital or liquidity incurred during the six-month period prior to the date of such demand, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be prima facie evidence of such costs. (c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.05 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). (d) Without limiting the effect of the foregoing, the Borrower shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurocurrency Rate Loans) an additional amount (determined by such Lender and notified to the Borrower through the Administrative Agent) equal to the product of the following for each Eurocurrency Rate Loan for each day during such Interest Period:

TERM LOAN AGREEMENT FMC CORPORATION 46 WEIL:\98220939\8\35899.0612 (i) the principal amount of such Eurocurrency Rate Loan outstanding on such day; and (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurocurrency Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurocurrency Rate Reserve Percentage in effect on such day minus (y) such numerator; and (iii) 1/360. (e) If the Borrower is required to pay any Lender any amounts under this Section 3.05, the applicable Lender shall be an “Affected Person”, and the Borrower shall have the rights set forth in Section 3.08 to replace such Affected Person. Notwithstanding anything to the contrary, for purposes of this Section 3.05, each of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity effective after the date hereof promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted. SECTION 3.06 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Loans or to fund or maintain Eurocurrency Rate Loans, then, subject to the provisions of Section 3.08, (i) the obligation of such Lender to make Eurocurrency Rate Loans hereunder shall be suspended until the first date on which the circumstances causing such suspension cease to exist (and, to the extent required by applicable Law, cancelled), (ii) any Eurocurrency Rate Loans made or to be made by such Lender shall be converted automatically to Base Rate Loans and (iii) such Lender shall be an “Affected Person”, and the Borrower shall have the right set forth in Section 3.08 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the applicable Borrower shall be entitled to borrow Eurocurrency Rate Loans from such Lender. Notwithstanding anything to the contrary, for purposes of this Section 3.06, each of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity effective after the date hereof promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

TERM LOAN AGREEMENT FMC CORPORATION 47 WEIL:\98220939\8\35899.0612 SECTION 3.07 Reasonable Efforts to Mitigate. Each Lender shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Borrower under Section 3.05 and to minimize any period of illegality described in Section 3.06. Without limiting the generality of the foregoing, each Lender agrees that, to the extent reasonably possible to such Lender, it will change its Eurocurrency Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.05 or eliminate any illegality of the type described in Section 3.06, as the case may be. Each Lender further agrees to notify the Borrower promptly, but in any event within five Business Days, after such Lender learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists. SECTION 3.08 Right to Replace Affected Person or Lender. In the event (i) the Borrower is required to pay any Taxes with respect to an Affected Person pursuant to Section 2.12(d) or any amounts with respect to an Affected Person pursuant to Section 3.05, (ii) the Borrower receives a notice from an Affected Person pursuant to Section 3.06, or (iii) any Lender is a Defaulting Lender or Non-Consenting Lender (treating such Lender as an “Affected Person” for purposes of this Section 3.08), the Borrower may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, concurrently therewith, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent), shall agree, as of such date, to purchase for cash and at par the Loans of the Affected Person, pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12, costs incurred under Section 3.05 and payments owing under Section 9.04(c). SECTION 3.09 Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds) for refinancing of existing debt and other general corporate purposes of the Borrower and its Subsidiaries; provided that neither any Lender nor the Administrative Agent shall have any responsibility for the use of any of the proceeds of Loans. ARTICLE IV CONDITIONS OF LENDING SECTION 4.01 Conditions Precedent to Effective Date. The Lenders’ Commitments shall not become effective hereunder until the date occurring on or before November 30, 2021 (the “Effective Date”) on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.01):

TERM LOAN AGREEMENT FMC CORPORATION 48 WEIL:\98220939\8\35899.0612 (a) The Administrative Agent shall have received each of the following documents, which shall be dated the Effective Date and in form and substance satisfactory to the Administrative Agent: (i) This Agreement, duly executed and delivered by the Borrower. (ii) Upon request of any Lender, the Notes payable by the Borrower to the order of each such Lender. (iii) Certified copies of (w) the charter and by-laws of the Borrower, (x) the resolutions of the board of directors (or equivalent governing body) of the Borrower authorizing and approving this Agreement and the Notes and the transactions contemplated by the Loan Documents, (y) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents and (z) a long form good standing certificate (or its equivalent) for the Borrower from its jurisdiction of organization. (iv) A certificate of the secretary or an assistant secretary (or equivalent officer) of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder. (v) A favorable opinion of Morgan, Lewis & Bockius LLP, U.S., counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent and Lenders and covering such customary matters relating hereto as any Lender, through the Administrative Agent, may reasonably request. (vi) A certificate of a senior officer of the Borrower to the effect that (x) the representations and warranties contained in Article V (Representations and Warranties) are correct (other than any such representations or warranties which, by their terms, refer to a prior date) and (y) no event has occurred and is continuing which constitutes a Default. (vii) Such other certificates, documents, agreements and information respecting the Borrower as any Lender through the Administrative Agent may reasonably request, including without limitation at least five Business Days prior to the Effective Date, all documentation and other information relating to the Borrower required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and to the extent applicable to the Borrower that constitutes a “legal entity customer” under 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (each, a “Beneficial Ownership Certificate”), in each case, as reasonably requested by any of the Administrative Agent and the Lenders at least 10 Business Days prior to the Effective Date. (b) Confirmation that the Borrower has paid all accrued fees and expenses of the Administrative Agent (including, without limitation, amounts then payable under the Fee Letter) and the Lenders hereunder (including the fees and expenses of counsel to the Administrative Agent to the extent then payable).

TERM LOAN AGREEMENT FMC CORPORATION 49 WEIL:\98220939\8\35899.0612 SECTION 4.02 Conditions Precedent to Closing Date. The obligation of each Lender to make a Loan requested by the Borrower in accordance with Section 3.01 shall be subject to the satisfaction, on or before November 30, 2021, of each of the following conditions (or waiver thereof in accordance with Section 9.01): (a) The Effective Date shall have occurred. (b) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 3.01(a). (c) Confirmation that the Borrower has paid all accrued fees and expenses of the Administrative Agent (including, without limitation, amounts then payable under the Fee Letter) and the Lenders hereunder (including the fees and expenses of counsel to the Administrative Agent to the extent then payable). (d) On the Closing Date the following statements shall be true (and the acceptance by the Borrower of Loans shall constitute a representation and warranty by such Borrower that on the Closing Date such statements are true): (i) The representations and warranties contained in Article V (Representations and Warranties) are correct in all material respects (except any representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date, before and after giving effect to the making of the Loans and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the Closing Date, which are true and correct as of such earlier date; and (ii) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, which constitutes a Default. ARTICLE V REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to the Lenders that as of the Effective Date and as of the Closing Date: SECTION 5.01 Corporate Existence; Compliance with Law. The Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing (where such concept is legally relevant) under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing (where such concept is legally relevant) under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing (where such concept is legally relevant) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own,

TERM LOAN AGREEMENT FMC CORPORATION 50 WEIL:\98220939\8\35899.0612 pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) with respect to the Borrower and its Material Subsidiaries that are Domestic Subsidiaries, is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. SECTION 5.02 Corporate Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby: (i) are within the Borrower’s corporate, limited liability company, partnership or other organizational powers; (ii) have been or, at the time of delivery thereof pursuant to Article IV (Conditions of Lending) will have been, duly authorized by all necessary action, including the consent of shareholders, partners and members where required; (iii) do not and will not (A) contravene the Borrower’s or any of its Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to the Borrower (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to the Borrower, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Material Subsidiaries; (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 5.02 (Consents) or that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 4.01(a)(iii)(y), and each of which on the Effective Date will be in full force and effect. (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by the Borrower. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

TERM LOAN AGREEMENT FMC CORPORATION 51 WEIL:\98220939\8\35899.0612 SECTION 5.03 Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2020, and the related Consolidated statements of income, changes in equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by the Borrower’s Accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in conformity with GAAP. SECTION 5.04 Material Adverse Change. Since December 31, 2020, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect. SECTION 5.05 Litigation. Except as set forth on Schedule 5.05 (Litigation), there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The performance of any action by the Borrower required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently). SECTION 5.06 Taxes. The Borrower and each of its Material Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed, all such tax returns are true and correct in all material respects and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Borrower or the Borrower and its Subsidiaries taken as a whole. SECTION 5.07 Full Disclosure. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the transactions contemplated hereunder taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the time and circumstances under which they were made, not misleading. As of the date of its first delivery hereunder, each Beneficial Ownership Certificate delivered hereunder is true and correct in all respects. SECTION 5.08 Investment Company Act. Neither the Borrower nor any of its Material Subsidiaries is an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an

TERM LOAN AGREEMENT FMC CORPORATION 52 WEIL:\98220939\8\35899.0612 “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. SECTION 5.09 ERISA. (a) No ERISA Event with respect to the Borrower has occurred or is reasonably expected to occur with respect to any Plan that, when taken individually or together with all such other ERISA Events, has resulted or would reasonably be expected to result in a Material Adverse Effect. (b) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower’s knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect. (c) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Title IV of ERISA, or has been terminated, within the meaning of Title IV of ERISA, except where such event would not reasonably be expected to have a Material Adverse Effect. (d) Subject to the accuracy of the representations of the Lenders in Section 9.17, no Person who for purposes of Title IV of ERISA is a member of the Borrower is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations). SECTION 5.10 Environmental Matters. Except as disclosed in the Borrower’s SEC filings filed with respect to period ending on or prior to December 31, 2020: (a) The operations of the Borrower and each of its Material Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required Permits required under or by Environmental Laws (collectively, “Environmental Permits”), other than non-compliances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (b) None of the Borrower or any of its Material Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Material Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (c) Except as disclosed on Schedule 5.10 (Environmental Matters), none of the real property owned or operated by the Borrower or any of its Material Subsidiaries that is a Domestic Subsidiary is a treatment, storage or disposal facility requiring a Permit under the

TERM LOAN AGREEMENT FMC CORPORATION 53 WEIL:\98220939\8\35899.0612 Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. and the regulations thereunder. (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of real property owned, operated or leased by the Borrower or any of its Material Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property. SECTION 5.11 Ownership of Properties; Liens. Each of the Borrower and its Material Subsidiaries has good title to, a valid leasehold interest in, or other valid legal rights to use, all of the real and personal property used in the ordinary course of its business, and none of such property is subject to any Lien (other than as permitted by Section 6.04(a)), except to the extent that the absence of such good title, valid leasehold interest or valid legal right, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. SECTION 5.12 Sanctions. Each of the Borrower and its Subsidiaries are in compliance with applicable Sanctions. None of the Borrower, its Subsidiaries or any of their respective directors, officers, employees, agents, or affiliates is a Sanctioned Person. The proceeds of any Loan will not be used and have not been used, directly or indirectly, (A) to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions or (B) in any other manner that would result in a violation by any Person of any Sanctions. SECTION 5.13 Anti-Corruption Laws; Anti-Money Laundering Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, brokers and agents with Anti-Corruption Laws and Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its and its Subsidiaries’ respective directors, brokers and agents, are in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No part of any Borrowing, the use of proceeds therefrom or any other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Anti-Money Laundering Laws.

TERM LOAN AGREEMENT FMC CORPORATION 54 WEIL:\98220939\8\35899.0612 SECTION 5.14 Solvency. The Borrower and its Subsidiaries are, on the Closing Date after giving effect to the making of the Loans and the uses of proceeds contemplated by Section 3.09, on a consolidated basis, Solvent. ARTICLE VI COVENANTS OF THE COMPANY SECTION 6.01 Financial Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees with the Administrative Agent to each of the following, unless the Required Lenders shall otherwise consent in writing: (a) Maximum Leverage Ratio. The Borrower shall maintain as of the last day of each Fiscal Quarter a Leverage Ratio of not more than the applicable level set forth below adjacent to such Fiscal Quarter ending on such day: Fiscal Quarter Ending Maximum Leverage Ratio December 31, 2021 and thereafter 3.50:1.00 (b) Minimum Interest Coverage Ratio. The Borrower shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four consecutive Fiscal Quarters ending on such day, of not less than 3.50 to 1.00. SECTION 6.02 Reporting Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees with the Administrative Agent to each of the following, unless the Required Lenders shall otherwise consent in writing: (a) Financial Statements. The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders or in electronic, readable and duplicable form) each of the following: (i) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, other than the fourth Fiscal Quarter of such Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flows for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

TERM LOAN AGREEMENT FMC CORPORATION 55 WEIL:\98220939\8\35899.0612 (ii) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income, changes in equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified without qualification as to the scope of the audit by the Borrower’s Accountants, together with the report of such accounting firm stating that (A) such Financial Statements fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (B) the examination by the Borrower’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards. (iii) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (i) or (ii) above, a certificate of a Responsible Officer of the Borrower (each, a “Compliance Certificate”) (A) showing in reasonable detail the calculations used in determining the Leverage Ratio and Interest Coverage Ratio and demonstrating compliance with each of the financial covenants contained in Section 6.01 that is tested on a quarterly basis, and (B) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto. (b) Default Notices. (i) As soon as practicable, and in any event within five Business Days after a Responsible Officer of the Borrower has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice shall be in writing; and (ii) As soon as practicable, and in any event within five Business Days after a Responsible Officer of any of the Borrower or any of its Material Subsidiaries has actual knowledge of the existence of any default under any Indebtedness of the Borrower or any such Subsidiary which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes), the Borrower shall give the Administrative Agent notice specifying the nature of such default, including the anticipated effect thereof, which notice shall be in writing. (c) Litigation. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Material Subsidiaries that (i) seeks injunctive or similar relief that, if granted, would reasonably be expected to have a Material Adverse Effect or (ii) in the reasonable

TERM LOAN AGREEMENT FMC CORPORATION 56 WEIL:\98220939\8\35899.0612 judgment of the Borrower or such Material Subsidiary, exposes the Borrower or such Material Subsidiary to liability that, if adversely determined, would reasonably be expected to have a Material Adverse Effect. (d) SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies, electronic or otherwise, of (i) all reports that the Borrower sends to its security holders generally, (ii) all reports and registration statements that the Borrower or any of its Material Subsidiaries files with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (iii) all financial and other material press releases and (iv) all other statements concerning material changes or developments in the business of the Borrower made available by the Borrower to the public or any other creditor. (e) ERISA Matters. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders or in electronic, readable and duplicable form) each of the following: (i) promptly and in any event within 30 days after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event with respect to the Borrower has occurred, a statement of a principal financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto; (ii) promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect; (iii) promptly and in any event within 20 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate (1) that it has incurred a Withdrawal Liability to a Multiemployer Plan, (2) of being insolvent or in endangered or critical status or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (1) or (2) above. (f) Other Information. The Borrower shall provide the Administrative Agent and each requesting Lender with such other information with respect to the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request. (g) Deemed Delivery. Information required to be delivered pursuant to Section 6.02(a) or (d) above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on DebtDomain, IntraLinks, SyndTrak or a similar site to which the Lenders have been granted access or such reports shall be available on the website of the SEC at http://www.sec.gov or on the Borrower’s website at http://www.fmc.com.

TERM LOAN AGREEMENT FMC CORPORATION 57 WEIL:\98220939\8\35899.0612 SECTION 6.03 Affirmative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees with the Administrative Agent to each of the following, unless the Required Lenders shall otherwise consent in writing: (a) Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 6.04(b). (b) Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, including ERISA and Environmental Laws, except where the failure so to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. (d) Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all U.S. federal taxes and all other material and lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP or locally applicable accounting principles. (e) Maintenance of Insurance. The Borrower shall maintain for itself, and cause to be maintained for each of its Material Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts (subject to customary retentions and deductibles) and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. (f) Access. The Borrower shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (i) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Material Subsidiaries, (ii) visit the properties of the Borrower and each of its Material Subsidiaries, (iii) discuss the affairs, finances and accounts of the Borrower and each of its Material Subsidiaries with any of their respective officers or directors and (iv) communicate directly with any of its certified public accountants (including the Borrower’s Accountants). The Borrower shall authorize its certified public accountants (including the Borrower’s Accountants) to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or

TERM LOAN AGREEMENT FMC CORPORATION 58 WEIL:\98220939\8\35899.0612 other affairs of the Borrower or any of its Material Subsidiaries; provided that any such disclosures shall be considered Confidential Information governed by Section 9.11 hereof. (g) Keeping of Books. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary. (h) Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. (i) Application of Proceeds. The entire amount of the proceeds of the Loans shall be used by the Borrower (i) to redeem the Notes, (ii) to refinance certain of the Borrower’s other existing Indebtedness, (iii) for general corporate purposes and/or (iv) to pay any related transaction costs, fees, taxes and expenses. (j) Environmental. The Borrower shall, and shall cause all of its Material Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Material Subsidiaries incurring material Environmental Liabilities and Costs, (a) conduct or pay for consultants to conduct, such tests or assessments of environmental conditions at such operations or properties as the Borrower deems appropriate under the circumstances and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws. (k) Sanctions, etc. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, brokers and agents with Anti-Corruption Laws, Anti- Money Laundering Laws and applicable Sanctions. SECTION 6.04 Negative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees with the Administrative Agent to each of the following, unless the Required Lenders shall otherwise consent in writing: (a) Liens, Etc. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

TERM LOAN AGREEMENT FMC CORPORATION 59 WEIL:\98220939\8\35899.0612 (i) Liens existing on the date of this Agreement and disclosed on Schedule 6.04(a) (Existing Liens); (ii) Customary Permitted Liens of the Borrower and the Borrower’s Material Subsidiaries; (iii) purchase money Liens granted by the Borrower or any Material Subsidiary of the Borrower (including Liens arising pursuant to Capital Leases and purchase money mortgages or security interests securing Indebtedness representing or financing the purchase price of equipment (or improvements to existing equipment) acquired by the Borrower or any Material Subsidiary of the Borrower) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease; (iv) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (i) or (iii) above or this clause (iv) without any change in the assets subject to such Lien; (v) Liens in favor of lessors securing operating leases permitted hereunder; (vi) Liens on any tangible or intangible asset or property of a Foreign Subsidiary securing the Foreign Credit Lines of such Foreign Subsidiary or a refinancing thereof; (vii) Liens created in connection with a Receivables Transaction; provided, however, that the aggregate outstanding amount of all Indebtedness secured by such Liens created pursuant to this clause (vii) does not exceed $500,000,000; (viii) [reserved]; and (ix) Liens that are not otherwise permitted by the foregoing clauses of this Section 6.04(a) securing obligations or other liabilities of any Subsidiary; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $100,000,000 at any time. (b) Restriction on Fundamental Changes. The Borrower shall not, and shall not permit any of its Material Subsidiaries to: (i) merge or consolidate with, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, taken as a whole, to, or (iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter

TERM LOAN AGREEMENT FMC CORPORATION 60 WEIL:\98220939\8\35899.0612 acquired) essential to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, to, any Person; provided, however, that so long as no Default shall have occurred and then be continuing or would result therefrom, any Person may merge or consolidate with (A) the Borrower, so long as the Borrower is the surviving entity and (B) any Material Subsidiary; provided, further, that in the case of clauses (A) and (B), such merger or consolidation is not otherwise prohibited by this Agreement. Subject to the foregoing, and except to the extent otherwise prohibited by this Agreement, the Borrower may, directly or indirectly, sell all or a portion of the capital stock or other equity interests of any Subsidiary (including by way of a merger or consolidation) for fair market value, as determined in good faith by the Borrower’s board of directors. (c) Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of FMC’s Business, whether in connection with a transaction permitted by Section 6.04(b) or otherwise. (d) Modification of Constituent Documents. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend its Constituent Documents, except for changes and amendments that would not reasonably be expected to have a Material Adverse Effect. (e) Accounting Changes; Fiscal Year. The Borrower shall not change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required or permitted by GAAP, or (b) Fiscal Year. (f) Margin Regulations. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board. (g) No Speculative Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Contract solely for speculative purposes or other than for the purpose of hedging risks associated with the businesses of the Borrower and its Material Subsidiaries, as done in the ordinary course of such businesses. (h) Compliance with ERISA. The Borrower shall not cause or permit to occur, and shall not permit any of its ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate. (i) Sanctions, etc. The Borrower will not request any Loan, and the Borrower shall not use (and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees, brokers and agents shall not use) the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions, or (C) in any other manner that would result in the violation by any Person of any Sanctions.

TERM LOAN AGREEMENT FMC CORPORATION 61 WEIL:\98220939\8\35899.0612 ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing: (a) (i) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) the Borrower shall fail to pay any interest on any Loan or any other payment under any Loan Document, for a period of three Business Days after the same becomes due and payable; or (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01, Section 6.02(a) or (b), Section 6.03(a) or (i) or Section 6.04, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or (d) (i) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, (ii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and the Borrower or such Subsidiary shall have failed to make such payment or effect such repurchase, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, provided that any required notice of such event or condition shall have been given or any applicable grace period shall have expired; provided, however, that if there is acceleration of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Borrower or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Borrower or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it

TERM LOAN AGREEMENT FMC CORPORATION 62 WEIL:\98220939\8\35899.0612 as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or (f) One or more judgments or orders for the payment of money in excess of $100,000,000 in the aggregate and not covered by insurance shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (g) Any ERISA Event with respect to the Borrower shall have occurred and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, would reasonably be expected to have a Material Adverse Effect; or (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect; or (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or in endangered or critical status or is being terminated, within the meaning of Title IV of ERISA, and such reorganization or termination would reasonably be expected to have a Material Adverse Effect; or (j) there shall occur any Change of Control; then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the Loans and other Obligations to be forthwith due and payable, whereupon the Loans and other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of any Event of Default specified in Section 7.01(e), (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans and other Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

TERM LOAN AGREEMENT FMC CORPORATION 63 WEIL:\98220939\8\35899.0612 ARTICLE VIII THE ADMINISTRATIVE AGENT SECTION 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. SECTION 8.02 Reliance, Etc. (a) None of the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic mail, telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. (b) The Arrangers, as such, and the Syndication Agents, as such, each referred to on the cover page hereto, shall have no duties or obligations whatsoever to the Lenders under or with respect to this Agreement, the Notes or any other document or any matter related thereto.

TERM LOAN AGREEMENT FMC CORPORATION 64 WEIL:\98220939\8\35899.0612 SECTION 8.03 The Agents and their Affiliates as Lenders. With respect to its respective Commitment as a Lender, the Loans made by it as a Lender and the Notes issued to it as a Lender, each of the Agents party to this Agreement as Lender shall have the same rights and powers under this Agreement as any other Lender in its capacity as a Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent in its individual capacity as a Lender. Each Agent, in its individual capacity as a Lender, and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the such Agent were not an Agent under this Agreement and without any duty to account therefor to the Lenders. SECTION 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 5.03 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. SECTION 8.05 Indemnification. The Lenders severally agree to indemnify the Administrative Agent ratably according to their respective pro rata shares from and against any and all claims, damages, losses, liabilities and expenses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Person in any way relating to or arising out of this Agreement or any action taken or omitted by such Person under this Agreement in its respective capacity as an agent hereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and expenses of counsel but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower as required under Section 9.04(a). SECTION 8.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State

TERM LOAN AGREEMENT FMC CORPORATION 65 WEIL:\98220939\8\35899.0612 thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII (The Administrative Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. SECTION 8.07 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, or the Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder. SECTION 8.08 Incorrect Payment. (a) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent

TERM LOAN AGREEMENT FMC CORPORATION 66 WEIL:\98220939\8\35899.0612 (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.08(b). (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loan, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment

TERM LOAN AGREEMENT FMC CORPORATION 67 WEIL:\98220939\8\35899.0612 Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 8.08 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE IX MISCELLANEOUS SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) reduce any fees or other amounts payable hereunder, (b) postpone any date fixed for any payment of any fees or other amounts payable hereunder, (c) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, or (d) amend this Section 9.01 or any other Section of this Agreement, the effect of which

TERM LOAN AGREEMENT FMC CORPORATION 68 WEIL:\98220939\8\35899.0612 amendment is to alter the pro rata sharing of payments or pro rata funding required thereby; and provided further that (1) no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any Note, unless such amendment, waiver or consent is in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, (2) subject to the provisions of Section 2.06, no amendment, waiver or consent shall reduce the principal of, or interest on, the Loans or Notes or postpone any date fixed for any payment of principal of, or interest on, the Loans or Notes, unless in each case signed by all of the Lenders and (3) no amendment, waiver or consent shall extend the Maturity Date of the Loans or increase the Commitment or Loans of any Lender or subject any Lender to any additional obligations or extend the Commitment of such Lender, unless signed by such Lender. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Defaulting Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender. SECTION 9.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered as follows: (i) if to the Borrower: FMC Corporation FMC Tower at Cira Centre South 2929 Walnut Street Philadelphia, PA 19104, Attention: Brian Blair, Vice President and Treasurer E-Mail Address: fmc_treasurer@fmc.com with a copy to: Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 Attention: Andrew T. Budreika Fax Number: (215) 963-5001

TERM LOAN AGREEMENT FMC CORPORATION 69 WEIL:\98220939\8\35899.0612 E-Mail Address: andrew.budreika@morganlewis.com (ii) if to the Administrative Agent: Citibank, N.A. One Penns Way Ops II, Floor 2 New Castle, DE 19720 Attention: Bank Loan Syndications Department Fax Number: (646) 274-5080 E-Mail Address: AgencyABTFSupport@citi.com with a copy to GLAgentOfficeOps@citi.com E-Mail Address: oploanswebadmin@citi.com (for materials required to be delivered pursuant to Section 6.02(a)) with a copy to: 388 Greenwich Street New York, NY 10013 Attention: David Jaffe Telephone: (212) 816-4880 Facsimile: (646) 291-1029 Email: david.jaffe@citi.com (iii) if to a Lender, to it at its address (or email or telecopy number) set forth in the applicable administrative questionnaire or in the applicable Acceptance. (b) Any party may subsequently change its notice address by a written notice to the other parties as herein provided. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II (Amounts and Terms of Loans), III (Making the Loans) or VIII (The Administrative Agent) shall not be effective until received by the Administrative Agent. (c) Electronic Communications. (i) Delivery of Communications by the Borrower. The Borrower (on behalf of itself) agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a Conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any

TERM LOAN AGREEMENT FMC CORPORATION 70 WEIL:\98220939\8\35899.0612 principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, (D) is required to be delivered to satisfy any condition precedent in Article IV (Conditions of Lending) relating to the effectiveness of this Agreement and/or any Borrowing or (E) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”), by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to the email address specified in Section 9.02(a) above or such other e-mail address designated by the Administrative Agent from time to time. (ii) Use of Web Platforms. Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on DebtDomain, IntraLinks, SyndTrak or another similar website, if any, to which each Lender and the Administrative Agent have access (the “Platform”). Nothing in this Section 9.02 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in this Agreement. (iii) E-mail Notification to Lenders. Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address. (iv) Presumption as to Delivery of E-Mail. Each party agrees that any electronic communication referred to in this Section 9.02 shall be deemed delivered upon the posting of a record of such communication as “received” in the e-mail system of the recipient; provided that if such communication is not so received during normal business hours, such communication shall be deemed delivered at the opening of business on the next Business Day. (v) Waiver of Responsibility. Each party acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Communications and the Platform are provided “as is” and “as available,” (C) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Citigroup Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (D) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform.

TERM LOAN AGREEMENT FMC CORPORATION 71 WEIL:\98220939\8\35899.0612 (vi) Limitation on use of Platform. Notwithstanding the foregoing, if the Borrower has any reason to believe that either the confidentiality of the Platform, the confidentiality of electronic transmissions to the Administrative Agent, or the integrity of Communications posted on the Platform has, may have or may in the future be compromised, then the Borrower may upon notice to the Administrative Agent delivered in any manner permitted under this Agreement, either (1) suspend its obligation hereunder to transmit Communications to the Administrative Agent by electronic/soft medium, (2) instruct the Administrative Agent not to transmit to the Platform any as yet un-posted Communications, and/or (3) instruct the Administrative Agent to take commercially reasonable steps to remove any currently posted Communications from the Platform. In the event that the use of the Platform should be suspended due to any of the circumstances described in this paragraph, the Borrower agrees to deliver the Communications to each Lender via e-mail. The Lenders agree that the delivery of the Communications via e-mail shall be deemed effective upon the posting of a record of such electronic transmission as “sent” in the e-mail system of the Borrower. The Administrative Agent agrees to immediately inform the Borrower of any security issue or Communications integrity issue that comes to its attention and relates to the Platform or the Administrative Agent’s receipt of electronic Communications. SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. SECTION 9.04 Costs and Expenses. (a) The Borrower agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable expenses of the Lenders (including, without limitation, reasonable fees and expenses of counsel (including, without duplication, internal counsel)) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a). (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, penalties, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Loan Documents, in each case arising out of or in connection with or by reason of, or in connection

TERM LOAN AGREEMENT FMC CORPORATION 72 WEIL:\98220939\8\35899.0612 with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated thereby, whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or creditors or an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its Related Parties. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Each of the Lenders and the Administrative Agent agrees not to assert any claim against the Borrower, its Affiliates or any of their directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans; provided, that such waiver of consequential, indirect, special or punitive damages shall not limit the indemnification obligations of the Borrower under this Section 9.04(b). For purposes of this Section 9.04(b), a “Related Party” of an Indemnified Party means (i) any controlling Person, controlled Affiliate or Subsidiary of such Indemnified Party and (ii) the respective directors, officers or employees of such Indemnified Party or any of its Subsidiaries, controlled Affiliates or controlling Persons; provided that each reference to a controlling Person, controlled Affiliate, director, officer or employee in this sentence pertains to a controlling Person, controlled Affiliate, director, officer or employee involved in the preparation of the Loan Documents or the other transactions contemplated thereby. (c) If (i) any payment of principal of any Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 3.05 or acceleration of the maturity of the Loans pursuant to Section 7.01 or for any other reason, (ii) the Borrower gives notice of a Loan conversion pursuant to Section 2.09(c) or (iii) a Eurocurrency Loan is assigned other than on the last day of the Interest Period for such Loan as a result of a request of the Borrower pursuant to Section 3.08, then the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. (d) Without prejudice to the survival of any other agreement of the Borrower or the Lenders hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 3.05 and 9.04, and the agreements and obligations of each Lender under Section 9.11, and the agreements and obligations of each party hereto under Sections 9.09, 9.12 and 9.13 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. SECTION 9.05 Rights of Set-off; Payments Set Aside.

TERM LOAN AGREEMENT FMC CORPORATION 73 WEIL:\98220939\8\35899.0612 (a) Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of its obligations under the Loan Documents,; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16(a)(ii) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.05 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have. (b) To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders or any such Person exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of each Lender. SECTION 9.07 Assignments and Participations. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided, however, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitments and/or Loans of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

TERM LOAN AGREEMENT FMC CORPORATION 74 WEIL:\98220939\8\35899.0612 (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Lender, an Affiliate of such Lender, a Subsidiary of the assigning Lender, or to the bank holding company or a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Borrower and the Administrative Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a) or (e) has occurred and is continuing; provided further, that the consent of the Borrower shall be deemed to have been received with respect to any such proposed assignment unless the Borrower has notified the Administrative Agent in writing of its objection thereto within 10 Business Days of the Borrower’s receipt of written notice thereof, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 paid by either the assigning Lender or the assignee; provided that the Administrative Agent may, in its sole discretion, elect to waive such recordation fee in the case of any such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance. Notwithstanding anything to the contrary contained herein except for the conditions set for in clause (iv) of this Section 9.07(a), any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of a Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07 except for the conditions set forth in clause (iii) of this Section 9.07(a), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the

TERM LOAN AGREEMENT FMC CORPORATION 75 WEIL:\98220939\8\35899.0612 Granting Lender or to any Eligible Assignee (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non- public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This paragraph may not be amended without the written consent of the SPC. (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. (c) [Intentionally Deleted]. (d) The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Borrower with a copy of the Register upon reasonable request. (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept

TERM LOAN AGREEMENT FMC CORPORATION 76 WEIL:\98220939\8\35899.0612 such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitments and/or Loans assumed by it pursuant to such Assignment and Acceptance and a new Note to the order of the assigning Lender in an amount equal to the Commitments and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Such surrendered Note or Notes shall be marked “canceled” and shall be returned promptly to the Borrower. (f) Each Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or any other Person, sell participations to one or more banks or other entities (other than (x) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (y) the Borrower or any Affiliates of the Borrower or (z) any Defaulting Lender) in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) except in the case of a participation involving a Lender and one of its Affiliates (and this exception shall apply only so long as the participant remains an Affiliate of such Lender), the parties to each such participation shall execute a participation agreement in substantially the form of the Participation Agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Borrower with a list of entities party to all Participation Agreements with such Lender upon request. Notwithstanding anything in this paragraph to the contrary, any bank that is a member of the Farm Credit System that (a) has purchased a participation of at least $10,000,000 on or after the Effective Date, (b) is, by written notice to the Borrower and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar-for-dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an assignee as set forth in Exhibit C-1 hereto and (ii) state the dollar amount of the participation purchased. The Borrower and the Administrative Agent shall be

TERM LOAN AGREEMENT FMC CORPORATION 77 WEIL:\98220939\8\35899.0612 entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 2.12(h)(i) (it being understood that the documentation required under Section 2.12(h)(i) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.07 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.12 or 3.05, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal and interest amounts of each participant’s interest in the Loans or other obligations hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loan or other obligation hereunder) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103−1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (ii) be bound by the provisions of Section 9.11. (h) Notwithstanding any other provision in this Agreement, an Eligible Assignee shall not be entitled to receive any greater payment under Section 2.12 or 3.05 than the assigning Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the effective date of such assignment. (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or the Borrower create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it), including in favor of any

TERM LOAN AGREEMENT FMC CORPORATION 78 WEIL:\98220939\8\35899.0612 Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central banking authority. SECTION 9.08 [Intentionally Deleted]. SECTION 9.09 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AGREEMENT, THE EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW;. SECTION 9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. SECTION 9.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder,

TERM LOAN AGREEMENT FMC CORPORATION 79 WEIL:\98220939\8\35899.0612 (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower, (h) to any credit insurance provider or (i) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 9.11 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 9.11, “Confidential Information” means all information received from the Borrower or any of its Subsidiaries or any of their respective certified public accountants (including the Borrower’s Accountants) relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. SECTION 9.12 Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding brought by the Borrower or any of its respective Affiliates with respect to this Agreement or any other Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, borough of Manhattan or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (c) Nothing contained in this Section 9.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. SECTION 9.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER

TERM LOAN AGREEMENT FMC CORPORATION 80 WEIL:\98220939\8\35899.0612 IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. SECTION 9.14 USA PATRIOT Act. Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. SECTION 9.15 Entire Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. SECTION 9.16 No Fiduciary Duty. Each Agent and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. SECTION 9.17 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary of the Borrower, that at least one of the following is and will be true:

TERM LOAN AGREEMENT FMC CORPORATION 81 WEIL:\98220939\8\35899.0612 (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and not, for the avoidance of doubt, to or for the benefit of the Borrower, or any other Subsidiary of the Borrower, that the Agents are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related hereto or thereto). [SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. The Borrower FMC CORPORATION By: /s/ Brian J. Blair Name: Brian J. Blair Title: Vice President and Treasurer

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] CITIBANK, N.A., as Administrative Agent By: /s/ Michael Vondriska Name: Michael Vondriska Title: Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] BANK OF AMERICA, N.A., as Syndication Agent and Lender By: /s/ Marc Ahlers Name: Marc Ahlers Title: Director

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] BNP PARIBAS, as Syndication Agent and Lender By: /s/ Christopher Sked Name: Christopher Sked Title: Managing Director By: /s/ Nicolas Doche Name: Nicolas Doche Title: Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] COBANK, ACB, as Syndication Agent and Lender By: /s/ Chuck Castles Name: Chuck Castles Title: Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] SUMITOMO MITSUI BANKING CORPORATION, as Syndication Agent and Lender By: /s/ Jun Ashley Name: Jun Ashley Title: Director

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] TD BANK, N.A., as Syndication Agent and Lender By: /s/ Steve Levi Name: Steve Levi Title: Senior Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] TRUIST BANK, as Syndication Agent and Lender By: /s/ Katherine Bass Name: Katherine Bass Title: Director

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and Lender By: /s/ Jeffrey Hernandez Name: Jeffrey Hernandez Title: Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] CITIZENS BANK N.A., as Lender By: /s/ William J. O’Meara Name: William J. O’Meara Title: Senior Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Lender By: /s/ Elizabeth Halfin___________________ Name: Elizabeth Halfin Title: Vice President By: /s/ Robert Graff_____________________ Name: Robert Graff Title: Managing Director

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] MIZUHO BANK, LTD., as Lender By: /s/ Donna DeMagistris________ Name: Donna DeMagistris Title: Executive Director

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] PNC BANK, NATIONAL ASSOCIATION, as Lender By: /s/ Michael P. Dungan_____________ Name: Michael P. Dungan Title: Senior Vice President

[SIGNATURE PAGE TO FMC TERM LOAN AGREEMENT] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender By: /s/ Daniel K. Kinasz___________ Name: Daniel K. Kinasz Title: Vice President